EXHIBIT 14.1

CODE OF BUSINESS CONDUCT AND ETHICS

for Directors, Officers and Employees

September 2024

To All GenFlat Holdings, Inc. Directors, Officers, and Employees:

We recognize that the high quality of our employees is our Company’s greatest strength. The resourcefulness, professionalism, and dedication of the directors, officers and employees will ensure that we continue to be very competitive in the short term and will be well positioned for ongoing success in the long term.

GenFlat Holdings, Inc. (GenFlat Holdings, Inc., the “Company,” “we,” and “our”) is committed to the highest standards in all aspects of its business. To confirm that commitment, attached is the Company’s new Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, which emphasizes integrity, ethics, and fairness, elaborates on many of the legal and ethical principles to which we must all adhere. The Company expects its directors, officers and employees to comply in every respect with all applicable laws and regulations and to conduct the Company’s business in a way that protects and promotes our valuable reputation.

All Company directors, officers and employees, not only in the United States, but also throughout the world, are responsible for complying with this Code of Business Conduct and Ethics. 1 Violations of this Code of Business Conduct and Ethics may result in serious consequences for the violator, including termination of employment. Senior managers will be responsible for ensuring that all employees receive a copy of the Code of Business Conduct and Ethics.

This Code of Business Conduct and Ethics sets forth important policy statements which deal with standards of business conduct. As Company employees, we are expected to review these policies periodically and apply their principles to our daily work. Any employee who has questions concerning any aspect of these policies should not hesitate to ask his/her supervisor or other appropriate member of management.

Obviously, the Code of Business Conduct and Ethics cannot address every conceivable situation we face. It can only set out general legal and ethical principles, and employees and directors must use good judgment in applying them. If any employee, director or officer needs further guidance regarding compliance with applicable laws of this Code of Business Conduct and Ethics, he or she should contact an attorney in the Legal Department or the Director of the Human Resources Department.

Drew D. Hall

CEO

1 This Code applies to all of our subsidiaries.

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Guiding Principles

We are committed to being a leader in our field. To that end, we must continuously achieve superior financial and operating results while adhering to the highest standards of business conduct. These unwavering expectations provide the foundation for our commitment to those with whom we interact:

Shareholders. We are committed to enhancing the long-term value of the investment dollars entrusted to us by our shareholders. By running the business profitably and responsibly, we expect to enhance shareholders’ value.

Employees. The exceptional quality of our workforce is a valuable competitive edge. To build on this advantage we will strive to hire and retain the most qualified people available and maximize their opportunities for success through training and development. We are committed to maintaining a safe work environment enriched by diversity and characterized by open communication, trust, and fair treatment.

Communities. We pledge to be a good corporate citizen in all the places we operate worldwide. We will maintain the highest ethical standards, obey all applicable laws and regulations, and respect local and national cultures. Above all other objectives, we are dedicated to running safe and environmentally responsible operations.

CODE OF BUSINESS CONDUCT AND ETHICS

All directors, officers and employees of our Company and its subsidiaries, in the United States and worldwide (collectively the “Company”), are required to conduct business activities and operations in an ethical manner and in compliance with applicable laws, rules, regulations, Company policies, and the standards set forth in this Code of Business Conduct and Ethics (the “Code”).

It is the responsibility of each supervisor to ensure that the employees under his or her supervision understand the laws and policies (including this Code) that apply to such employees, to apply such policies fairly and consistently, and to respond appropriately to any inquiries or reports of suspected violations. It is the responsibility of all directors, officers and employees to comply with this Code and all related policies.

Below, we discuss situations that require application of our fundamental principles and promotion of our objectives. If there is a conflict between this Code and a specific procedure, you should consult the Legal Department or Human Resources Department for guidance.

Accounting Policies

The Company and each of our subsidiaries will make and keep books, records and accounts, which in reasonable detail, accurately and fairly present the transactions and disposition of the assets of our Company. Accounting procedures and controls are prescribed by, among other things, Company policies. Within these policies, the senior officers of the operating companies have the primary responsibility for establishing and monitoring adequate systems of internal accounting and controls, and all employees must adhere to these controls. The Company’s management and auditors monitor and document compliance with these internal controls. Employees shall cooperate completely and forthrightly with the Company’s internal and independent auditors.

Conflicts of Interest

Employees of the Company have a primary business responsibility to the Company and must avoid any activity that may interfere, or have the appearance of interfering or conflicting, with the performance of this responsibility. Business decisions must be based solely on the best interests of the Company, without regard to personal, family or other extraneous considerations.

Conflicts of interest can arise when an employee’s position or responsibilities with the Company present an opportunity for gain apart from the normal rewards of employment. They can also arise when an employee’s personal or family interests are, or may be viewed as being, inconsistent with those of the Company and therefore as creating conflicting loyalties. Such conflicting loyalties can cause an employee to give preference to personal interests, either internal or external, in situations where Company responsibilities come first.

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No employee may personally benefit from his or her employment with the Company except through compensation or other approved benefits (including Company securities) received directly from the Company. This prohibition does not apply to discounts offered by merchants that are generally available to all employees of the Company.

The appearance of a conflict of interest can be as damaging to the Company as an actual conflict. Employees should conduct themselves at all times so as to avoid apparent conflicts. Any employee who believes he or she may have a conflict of interest should disclose it immediately to, and seek guidance from their immediate supervisor or an attorney in the Legal Department. The Company’s Legal Department has sufficient authority to adequately deal with conflict of interest transactions, including the authority to disclose such transactions (or potential transactions) to the Company’s Chief Executive Officer and, if necessary, to the Audit Committee of the Board of Directors.

Corporate Opportunities

No employee of the Company may take personal advantage or obtain personal gain from an opportunity learned of or discovered during the course and scope of his or her employment when that opportunity or discovery could be of benefit or interest to the Company. Likewise, no employee may use Company property, information or position for personal gain.

Confidentiality

In the normal course of business, there will be instances in which employees may be entrusted with confidential or privileged information. That information most often will involve facts, plans or other aspects of the Company’s business that are not in the public domain and will, on occasion, involve information that has been entrusted to the Company by others with whom the Company has a relationship. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company, if disclosed. Each of us should do our best to ensure that proprietary information is protected from unauthorized disclosure or inappropriate use.

Fair Dealing

It is our policy that each director, officer and employee will endeavor to deal fairly with the Company’s suppliers, competitors and employees. No one should take unfair advantage of another through improper manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other deceptive practice.

Protection and Proper Use of Company Assets

Company employees must protect the Company’s assets and ensure their efficient use for legitimate business purposes. Each employee is personally accountable for Company funds and property over which he or she has control. No Company funds or other property shall be used for any unlawful purpose, such as to secure special privileges or benefits through the payment of bribes or other illegal payments.

No employee may engage in any act that involves theft, fraud, embezzlement, misappropriation or wrongful conversion of any property, including Company property, regardless of whether or not such act could result in a criminal proceeding. This prohibition includes unauthorized use of the Company’s communications equipment, computers and related facilities or other Company assets.

While on Company business, employees must also adhere to the Company travel policy, including all policies and procedures relating to expense reporting and reimbursement.

Company employees working outside the United States must comply with all applicable tax and currency control laws of the principal country in which they work in addition to applicable laws of the United States. No such employee residing abroad shall be paid any commission or any other part of his or her compensation elsewhere than in his or her country of residence if the Company has knowledge that such payment would violate any local income tax or exchange control laws. The same goes for any payments to third parties for goods and services; no such payments should be made to a third party in a country other than that in which the party resides, maintains a place of business or has rendered the services for which payment is made if the company has knowledge that such a payment method would violate any local income tax or exchange laws.

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Dealing with Government Officials

All dealings with government officials, including, but not limited to lobbying, political contributions to candidates, meeting with government agencies, shall be done in accordance with all applicable national, state and local laws and regulations in each country in which the Company conducts business.

No employee shall offer or promise a payment or reward of any kind, directly or indirectly, to any federal, state or local government official in order to secure preferential treatment for the Company or its employees.

No employee shall offer or promise a payment or reward of any kind, directly or indirectly, to a federal, state or local government official for or because of an official act performed or to be performed by that official.

No employee shall offer or promise any federal, state or local government official gifts, entertainment, gratuities, meals, lodging, travel or similar items that are designed to influence such officials.

It is the policy of the Company to cooperate fully with all legal and reasonable government investigations. Accordingly, Company employees shall comply with any and all lawful requests from government investigators and, consistent with preserving the Company’s legal rights, shall cooperate in lawful government inquiries. No employee shall make a false or misleading written or oral statement to a government official with regard to any matter involving a government inquiry into Company matters.

Employees should contact an attorney in the Legal Department when presented with any such government request or inquiry. Employees with questions about contacts with government officials should seek guidance from an attorney in the Legal Department.

Foreign Corrupt Practices Act

With respect to the Company’s operations outside the United States, all employees must comply with the Foreign Corrupt Practices Act of the United States. The Foreign Corrupt Practices Act sets forth requirements for the Company’s relationships with non-U.S. government representatives. As a United States based company, the Company is required to adhere to all standards set forth in the Foreign Corrupt Practices Act regardless of the nationality of the individual acting on behalf of the Company.

First, the Foreign Corrupt Practices Act sets forth financial recording requirements. It requires that the Company maintain books and records that accurately and fairly reflect all transactions, that the Company maintain a system of internal accounting controls to ensure that assets are safeguarded, that transactions conform to management’s authorizations and that the Company’s accounting records are accurate. No individual may falsely report transactions or fail to report the existence of false documentation in the accounting records. An example of such improper documentation would be the disguising of an illegal bribe as a consulting fee. Individuals certifying the correctness of records, including vouchers or bills, must have a reasonable basis to believe that the information is correct and proper.

The Foreign Corrupt Practices Act also requires that U.S. business relations with foreign government representatives conform to the standards that exist in the U.S., even if a different business ethic is prevalent in the other country. Accordingly, no person or enterprise acting on behalf of the Company, directly or indirectly, may offer a gift, payment or bribe, or anything else of value, whether directly or indirectly, to any foreign official, foreign political party or party official, or candidate for foreign political office for the purpose of influencing an official act or decision, or seeking influence with a foreign government in order to obtain, retain or direct business to the Company or to any person. In short, such activity cannot be used to improve the business environment for the Company in any way. Thus, even if such payment is customary and generally thought to be legal in the host country, it is forbidden by the Foreign Corrupt Practices Act and violates U.S. law, unless it is: (1) expressly authorized by a written law of the host country; or (2) a reasonable and bona fide expenditure, such as travel and lodging expenses that is directly related to the promotion, demonstration or explanation of products or services; or the execution or performance of a contract with a foreign government or government agency.

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As in the case under U.S. law, even inexpensive gifts to government or political party officials, such as tickets to sporting events, may be prohibited under foreign local law and therefore could constitute a violation of the Foreign Corrupt Practices Act. If questions arise with respect to expenses to be incurred on behalf of foreign officials, consult with the Legal Department before the Company pays or agrees to pay such expenses.

Some “expediting” payments are authorized under the Foreign Corrupt Practices Act. Such payments must be directly related to non-discretionary conduct by lower legal bureaucrats and unrelated to efforts by a company to obtain significant concessions, permits or approvals. Examples include permits relating to qualifying to do business in a foreign country, processing of visas and work orders, obtaining police protection, mail delivery, scheduled inspections (such as building inspections), inspections of goods, telephone, power and water service, or loading and unloading of cargo. Such payments do not include payments of any kind relating to terms of continuing or new business agreements. Consult with the Legal Department at the corporate headquarters and/or the Company’s retained outside legal counsel in any country where the Company or its subsidiaries are conducting business with regard to any proposed expediting payment.

A violation of the Foreign Corrupt Practices Act can result in criminal charges against the Company, its officers, its directors and the individuals directly and/or indirectly committing the violation, regardless of the person’s nationality.

Compliance with Laws, Rules and Regulations

All directors, officers and employees must comply with all applicable laws and regulations, and with the provisions of this Code. Ultimately, our conduct is our own responsibility. We should never commit dishonest, destructive, or illegal acts even if directed to do so by a supervisor or co-worker, nor should we direct others to act improperly.

In all our business relationships, we must comply with the domestic and foreign laws and regulations affecting our business. These laws include, but are not limited to, federal and state securities and business laws (including those of the Securities and Exchange Commission), Antitrust laws, Export Control and Import laws, Equal Employment Opportunity/Affirmative Action laws, and Environment, Health & Safety laws. It would be impossible to summarize here all the laws, rules and regulations with which the Company and its employees must comply. This Code refers to only a few of them.

Any employee with questions about his or her obligations under applicable laws in the United States or any other country in which the company conducts business should seek advice from his or her supervisor or an attorney in the Legal Department.

Securities and Insider Trading

The Company is committed to complying with all federal and state securities laws and regulations. These laws, along with the rules of the NASDAQ, the New York Stock Exchange, and other trading mediums, including OTC Markets, impose certain obligations on publicly held corporations and the persons associated with them. It is important that employees in no way compromise the position of the Company with the disclosure (“leaking” or “tipping”) of non-public information to outsiders or to other employees who do not require the information in the performance of their duties. No employee with knowledge of non-public (“inside”) information should use the information for his or her own benefit. This means that no employee may disclose non-public information to outsiders nor may they trade in Company securities when he or she has knowledge of material inside information except for regular purchases under the Company’s employee benefit plans.

“Material” information is any information that an investor might consider important in deciding whether to buy, sell or hold securities. Examples of some types of material information are financial results, financial forecasts, possible mergers, acquisitions, joint ventures, other purchases or sales of or investments in companies, obtaining or losing important contracts, important product developments, major litigation developments and major changes in business direction.

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Information is considered to be “non-public” unless it has been adequately disclosed to the public. Examples of effective disclosure include public filings with securities regulatory authorities and issuance of press releases. The information must not only be disclosed; there must also be adequate time for the market as a whole to digest the information.

Pursuant to the Company’s Policy With Respect to Trading in the Company’s Securities, the Company’s executive officers and directors are obligated to have all transactions in Company securities pre-cleared by the Company’s General Counsel or a designated attorney in the Legal Department.

Disclosure and Public Communications

The Company will apply standards of full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with or submitted to the Securities and Exchange Commission and other government agencies.

External statements to the general public by the Company should be clear and consistent to ensure that the general public is accurately informed of the Company’s business positions. Therefore, all statements to the general public should be coordinated and made by our Public Relations Department. Similarly, all communications with investors or financial analysts should be coordinated through the Investor Relations Department.

Community Support and Political Activities

We believe in contributing to the well-being of local and regional communities. Participation in community activities outside of business hours is respected and the Company encourages participation in programs to facilitate community volunteer work by employees. However, when participating in community activities that are not specifically sponsored by the Company, employees are participating in their individual capacity and not as representatives of the Company, and should not give the impression that they are acting for the Company.

The Company complies fully with all federal, state, local and foreign laws governing the contribution of funds or assets to candidates for political office or to political parties. Under U.S. federal law, we may not contribute corporate funds or make in-kind corporate contributions to candidates for federal office and no employee or agent may approve such contributions on behalf of the Company.

The Company supports employee participation in the political process. Employees, however, are prohibited from using their positions with the Company, or the Company’s assets, to try to influence the personal decisions of others to contribute to, or otherwise support, political parties or candidates.

Safety and Health

Workplace safety and health are paramount concerns and are conditions of employment at the Company worldwide. Employees must adhere to applicable health and safety laws and regulations and all related Company policies designed to ensure safe working conditions.

Employees are responsible for working safely and are expected to participate actively in training and in identifying and alerting management to potential hazards and unsafe practices.

The senior management of each operating business is responsible for adopting appropriate policies and procedures to ensure workplace safety in accordance with all applicable national and local laws, and for ensuring compliance with Company-wide policies regarding health and safety.

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Employee Relations

It is the Company’s policy and practice not to discriminate against any employee because of race, color, religion, national origin, sex, sexual orientation, age, or physical or other disability. The Company desires to create a challenging and supportive environment where individual contributions and teamwork are highly valued. In order to establish such an environment, all individuals are responsible for supporting the Company’s equal employment opportunity policies. Within each country where the Company operates, it shall adhere to all applicable laws, including applicable employment laws.

Environmental

The Company is committed to full compliance with national, state and local environmental laws and regulations at all operating facilities in the United States and worldwide. The Company’s environmental obligations include, but are not limited to, obtaining and maintaining all environmental permits and approvals required for the conduct of the Company’s operations, the proper handling, storage and disposal of regulated materials and timely and accurate submission of required reports to the proper government agencies.

Employees are expected to understand and act in accordance with their obligations under environmental laws, including any new or modified obligations as they are established. Employees must report suspected violations of those laws to their supervisors. It shall be the obligation of all supervisors to investigate any reported violation and to ensure that timely and effective remedial action is taken where appropriate.

Amendments and Modification of this Code

There shall be no amendment or modification to this Code except by a vote of the Board of Directors or a designated board committee that will ascertain whether an amendment or modification is appropriate.

In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be posted on the company’s website within two days of the board vote or shall be otherwise disclosed as required by applicable law or the rules of the NASDAQ, the New York Stock Exchange, or other trading medium rules. Notice posted on the website shall remain there for a period of 12 months and shall be retained in the Company’s files as required by law.

Compliance and Reporting

The Company has appointed a committee (the “Corporate Governance and Directors Nominating Committee”), or in the absence of such a committee the entire Board, to ensure that this Code and the Company’s related policies will govern the business activities of all Company employees. Any employee who has questions about this Code or how it applies in particular circumstances is encouraged to seek guidance from his or her supervisor, an attorney in the Legal Department or any member of the Corporate Governance and Directors Nominating Committee.

In order to facilitate the reporting of noncompliance under this policy, the Company’s Corporate Governance and Directors Nominating Committee has established the following procedures for reporting any noncompliance by any of these four methods:

1. Reporting any suspected noncompliance with this policy to their supervisor; or

2. Reporting the suspected noncompliance in writing and sending it directly to:

Board of Directors

GenFlat Holdings, Inc.

1983 N Berra Blvd.

Tooele, Utah 84074

General Counsel shall forward a copy of the same to the Chairman of the Corporate Governance and Directors Nominating Committee; or

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3. Report the suspected noncompliance on a confidential, anonymous basis to the

Corporate Governance and Directors Nominating Committee through regular mail marked CONFIDENTIAL and addressed as follows:

Board of Directors

GenFlat Holdings, Inc.

1983 N Berra Blvd.

Tooele, Utah 84074

Whichever reporting method you use, the complaint should be factual rather than speculative or conclusory, and should contain as much specific information as possible to allow for proper assessment. The complaint describing an alleged violation of the Code should be candid and set forth all of the information that you know regarding the allegation or concern. In addition, all complaints must contain sufficient corroborating information to support the commencement of an investigation. The Company may, in its reasonable discretion, determine not to commence an investigation if a complaint contains only unspecified or broad allegations of wrongdoing without appropriate information support.

The Company will promptly undertake an investigation into any report that it receives. The investigation will be sufficient in size and scope to address the report, and will be handled discreetly and with due sensitivity to all persons involved in the investigation. If requested, and to the extent possible, the Company will keep the identity of the reporting employee and all disclosures made in accordance with this Code confidential. No employee will be subject to any disciplinary or retaliatory action for reasonably and in good faith reporting any suspected violation. If an employee believes that a supervisor to whom a suspected violation has been reported has not taken appropriate action, the employee should report their concerns or complaints in writing directly to:

Board of Directors

GenFlat Holdings, Inc.

1983 N Berra Blvd.

Tooele, Utah 84074

and/or to any member of the Corporate Governance and Directors Nominating Committee.

Any director who learns of or suspects violations of this Code, or other improper behavior, will promptly advise the Chairman of the Corporate Governance and Directors Nominating Committee of the Board, who will conduct or direct an appropriate investigation. A report of the investigation will be provided to the Board of Directors and action will be taken, as appropriate.

The Board of Directors (and not the Corporate Governance and Directors Nominating Committee) is the only body authorized to waive compliance with this Code as it relates to any executive officer or director of the Company. With respect to the Company’s Chief Executive Officer and Chief Financial Officer, the Board of Directors also has the authority to investigate (or supervise the investigation of) alleged violations of this Code and to determine the appropriate consequences for violations by such individuals.

Anonymous Reporting

If you wish to report a suspected violation of this Code anonymously, you may contact the Legal Department. The Company will not disclose the identity of any employee who reports a violation of this Code without his or her permission, unless disclosure is unavoidable during an investigation.

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CODE OF ETHICS FOR THE CHIEF EXECUTIVE OFFICER

AND SENIOR FINANCIAL OFFICERS

This Code of Ethics applies only to the Chief Executive Officer (“CEO”), Chief Financial Officer and Chief Accounting Officer or Controller (“Senior Financial Officers”). Because the equity shares of the Company will become publicly traded, and to ensure full, fair, timely and understandable disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), the CEO and Senior Financial Officers are held to an especially high set of ethical standards, which are in addition to any other Code of Business Conduct and Ethics the Company may adopt for its employees. These standards are described below:

1. The CEO and Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports, which are required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each Senior Financial Officer promptly to bring to the attention of the Disclosure Committee, or in the absence of such a committee the entire Board, any material information of which he or she may become aware that affects the disclosures made by the company in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities.

2. The CEO and each Senior Financial Officer shall promptly bring to the attention of the Disclosure Committee and the Audit committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

3. The CEO and each Senior Financial Officer shall promptly bring to the attention of the Chairman of the Board or the CEO and to the Audit Committee any information he or she may have concerning any violation of the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the company’s financial reporting, disclosures or internal controls.

4. The CEO and each Senior Financial Officer shall promptly bring to the attention of the Chairman of the Board or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures.

5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of these additional procedures by the CEO and the Company’s Senior Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

6. The CEO and each Senior Financial Officer shall carefully review a draft of each periodic report for accuracy and completeness before it is filed with the SEC.

7. Establish appropriate systems and procedures to ensure that business transactions are recorded on the Company’s books in accordance with Generally Accepted Accounting Principles, established company policy, and appropriate regulatory pronouncements and guidelines.

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8. Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation, or regulatory guidelines.

9. Establish and administer disclosure and financial accounting controls and procedures that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound and profitable operation of the Company and to ensure that material information is included in each periodic report during the period in which the periodic report is being prepared.

10. Meeting with members of senior management, division heads, accounting staff and others involved in the disclosure process to discuss their comments on the draft periodic reports.

11. Consult with the Audit Committee to determine whether the Audit Committee has identified any weaknesses or concerns with respect to internal controls.

12. Confirm that neither the Company’s internal auditor nor its independent auditors are aware of any material misstatements or omissions in the draft periodic reports, or have any concerns about the management’s discussion and analysis section of the periodic reports.

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